Putnam Global Telecommunications Fund, a series of Putnam Funds Trust Period Ended 2/29/16
1. Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of November 30, 2015 Incorporated by reference to Post Effective Amendment No. 222 to the Registrants Registration Statement filed on November 25, 2015.